EXHIBIT 10.1

123 Contract of sale cooperative apartment, 7-01 Prepared by The Committee on Condominium and Cooperative of the Real Property Section of the New York State Bar Association

CONSULT YOUR LAWYER BEFORE SIGNING THIS AGREEMENT

Contract of Sale – Cooperative Apartment

This Contract is made as of June 30, 2008      between the “Seller” and the “Purchaser” identified below.

1 Certain Definitions and Information

1.1 The “Parties” are:

1.1.1 “Seller”: Presidential Realty Corporation

Prior names used by Seller:

Address:	180 South Broadway
White Plains, NY 10605

S.S. No.:

1.1.2 “Purchaser”:	Latipac Corp. c/o
Houlihan-Parnes ICAP
Realty Advisors

Address:	One West Red Oak Lane
White Plains, NY 10604

S.S. No.:

1.2 The “Attorneys” are (name, address and telephone, fax):

1.2.1 “Seller’s Attorney”
Kenneth F. Jurist, Esq.
Cuddy & Feder LLP
445 Hamilton Avenue, 14th Floor
White Plains, NY 10601 (914) 761-1300
Fax (914) 761-5372

1.2.2 “Purchaser’s Attorney”
Andrew W. Albstein, Esq.
Goldberg Weprin & Ustin, LLP
1501 Broadway, 22nd Floor
New York, NY 10036 (212) 301-6970
Fax (212) 730-4518

1.3 The “Escrowee” is the [Seller’s] Attorney.

1.4 The Managing Agent is (name, address and telephone, fax):

Archer Property Management
105 Calvert Street
Harrison, NY 10528
(914) 315-6105

1.5 The real estate “Broker(s)” (see ¶12) is/are: Michael Mishkin

Company Name: Stillman Management

1.6 The name of the cooperative housing corporation (“Corporation”) is: 60-70 Owners Corp.

1.7 The “Unit” number is: See Exhibit A attached hereto.

1.8 The Unit is located in “Premises” known as: 60-70 Locust Avenue, New Rochelle, NY 10801

1.9 The “Shares” are the 39,558 shares of the Corporation allocated to the Unit. as set forth on Exhibit A.

1.10 The “Lease” is the Corporation’s proprietary lease or occupancy agreement for the Unit, given by the Corporation which expires on December 31, 2087.

1.11 “Personalty” is the following personal property, to the extent existing in the Unit on the date hereof: the refrigerators, freezers, ranges, ovens, cabinets and counters, lighting fixtures, chandeliers, wall-to-wall carpeting, plumbing and heating fixtures, screens and storm windows, window treatments, switch plates, door hardware, mirrors, built-ins not excluded in ¶ 1.12 and

1.12 Specifically excluded from this sale is all personal property not included in ¶ 1.11 and: Any personal property owned by tenants in the Units.

1.14 The “Closing” is the transfer of ownership of the Shares and Lease.

1.15 The date scheduled for Closing is 45 days from the end of the Inspection Period (as hereinafter defined) (“Scheduled Closing Date”) at               M (See ¶ 9 and 10)

1.16 The “Purchase Price” is: $3,450,000.00

1.16.1 The “Contract Deposit” is: $150,000.00

1.16.2 The “Balance” of the Purchase Price due at Closing is: $3,300,000.00 (See ¶ 2.2.2)

1.17 The monthly “Maintenance” charge is $     set forth in (See ¶ 4) Exhibit A

1.18 The “Assessment”, if any, payable to the Corporation, at the date of this Contract is $

          See Rider attached hereto.

1.19 [Seller] [Purchaser] shall pay the Corporation’s flip tax, transfer fee (apart from the transfer agent fee) and/or waiver of option fee (“Flip Tax”), if any. n/a

1.22 The “Delivery Date” of this Contract is the date on which a fully executed counterpart of this Contract is deemed given to and received by Purchaser or Purchaser’s Attorney as provided in ¶ 17.3.

1.23 All “Proposed Occupants” of the Unit are:

          1.23.1 persons and relationship to Purchaser:
                     n/a

          1.23.2 pets:

1.24 The Contract Deposit shall be held in a non IOLA escrow account. If the account is a non-IOLA account then interest shall be paid to the Party entitled to the Contract Deposit. The Party receiving the interest shall pay any income taxes thereon See Rider. The escrow account shall be a segregated bank account at

Depository:	JP Morgan Chase Bank, N.A.

Address:	235 Main Street
White Plains, NY 10601

(See ¶ 27)

1.25 This Contract is continued on attached rider(s).

2 Agreement to Sell and Purchase; Purchase Price; Escrow

2.1 Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the Seller’s Shares, Lease, Personalty and any Included Interests and all other items included in this sale, for the Purchase Price and upon the terms and conditions set forth in this Contract.

2.2 The Purchase Price is payable to Seller by Purchaser as follows:

2.2.1 the Contract Deposit at the time of signing this Contract, by Purchaser’s good check to the order of Escrowee; and

2.2.2 the Balance at Closing, only by cashier’s or official bank check or certified check of Purchaser payable to the direct order of Seller. The check(s) shall be drawn on and payable by a branch of a commercial or savings bank, savings and loan association or trust company which is a member of the NY clearinghouse. Seller may direct, on reasonable Notice (defined in ¶ 17) prior to Closing, that all or a portion of the Balance shall be made payable to persons other than Seller (see ¶ 17.7).

3 Personalty

3.1 Subject to any rights of the Corporation or any holder of a mortgage to which the Lease is subordinate, this sale includes all of the Seller’s interest, if any, in the Personalty.

3.2 No consideration is being paid for the Personalty; nothing shall be sold to Purchaser if the Closing does not occur.

4 Representations and Covenants

4.1 Subject to any matter affecting title to the Premises (as to which Seller makes no representation or covenants), Seller represents and covenants that:

          4.1.1 Seller is, and shall at Closing be, the sole owner of the Shares, Lease, Personalty, with the full right, power and authority to sell and assign them. Seller shall make timely provision to satisfy existing security interest(s) in the Shares and Lease and have the same delivered at Closing (See ¶ 10.1);

          4.1.2 the Shares were duly issued, fully paid for and are non-assessable;

          4.1.3 the Lease is, and will at Closing be, in full force and effect and no notice of default under the Lease is now or will at Closing be in effect;

          4.1.4 the Maintenance and Assessments payable as of the date hereof are as specified in ¶ 1.17 and 1.18;

          4.1.5 as of this date, Seller neither has actual knowledge nor has received any written notice of any increase in Maintenance or any Assessment which has been adopted by the Board of Directors of the Corporation and is not reflected in the amounts set forth in ¶¶ 1.17 and 1.18;

          4.1.6 Seller has not made any material alterations or additions to the Unit without any required consent of the Corporation or, to Seller’s actual knowledge, without compliance with all applicable law. This provision shall not survive Closing.

          4.1.7 Seller has not entered into, shall not enter into, and has no actual knowledge of any agreement (other than the Lease) affecting title to the Unit or its use and/or occupancy after Closing, or which would be binding on or adversely affect Purchaser after Closing (e.g. a sublease or alteration agreement);

          4.1.8 Seller has been known by no other name for the past 10 years except as set forth in ¶ 1.1.1

          4.1.9 at Closing in accordance with ¶ 15.2:

                   4.1.9.1 there shall be no judgments outstanding against Seller which have not been bonded against collection out of the Unit (“Judgments”);

                   4.1.9.2 the Shares, Lease, Personalty shall be free and clear of liens (other than the Corporation’s general lien on the Shares for which no monies shall be owed), encumbrances and adverse interests (“Liens”);

                   4.1.9.3 all sums due to the Corporation shall be fully paid by Seller to the end of the payment period immediately preceding the date of Closing;

                   4.1.9.4 Seller shall not be indebted for labor or material which might give rise to the filing of a notice of mechanic’s lien against the Unit or the Premises; and

                   4.1.9.5 no violations shall be of record which the owner of the Shares and Lease would be obligated to remedy under the Lease.

4.2 Purchaser represents and covenants that:

          4.2.2 Purchaser is not, and within the past 7 years has not been, the subject of a bankruptcy proceeding;

          4.2.6 there are not now and shall not be at Closing any unpaid tax liens or monetary judgments against Purchaser.

4.3 Each Party covenants that its representations and covenants contained in ¶ 4 shall be true and complete at Closing and, except for ¶ 4.1.6, shall survive Closing but any action based thereon must be instituted within one year after Closing.

5 Corporate Documents

Subject to the attached Rider Purchaser has examined and is satisfied with, or (except as to any matter represented in this Contract by Seller) accepts and assumes the risk of not having examined, the Lease, the Corporation’s Certificate of Incorporation, By-laws, House Rules, minutes of shareholders’ and directors’ meetings, most recent audited financial statement and most recent statement of tax deductions available to the Corporation’s shareholder under Internal Revenue Code (“IRC”) §216 (or any successor statute).

6 Required Approval and References

6.1 This sale is not subject to the consent of the Corporation.

7 Condition of Unit and Personalty; Possession

7.1 Seller makes no representation as to the physical condition or state of repair of the Unit, the Personalty, or the Premises. Purchaser has inspected or waived inspection of the Unit, the Personalty and shall take the same “as is”, as of the date of this Contract, except for reasonable wear and tear. However, at the time of Closing, the appliances shall be in working order and required smoke and carbon monoxide detector(s) shall be installed and operable.

7.2 At Closing, Seller shall deliver possession of the Unit, Personalty in the condition required by ¶ 7.1,

8 Risk of Loss

8.1 The provisions of General Obligations Law Section 5-1311, as modified herein, shall apply to this transaction as if it were a sale of realty. For purposes of this paragraph, the term “Unit” includes built-in Personalty.

See Rider.

8.3 In the event of any destruction of the Unit or the Premises, when neither legal title nor the possession of the Unit has been transferred to Purchaser, Seller shall give Notice of the loss to Purchaser (“Loss Notice”) by the earlier of the date of Closing or 7 business days after the date of the loss.

8.4 If there is material destruction of the Unit without fault of Purchaser, this Contract shall be deemed canceled in accordance with ¶ 16.3, unless Purchaser elects by Notice to Seller to complete the purchase with an abatement of the Purchase Price; or

8.5 Whether or not there is any destruction of the Unit, if, without fault of Purchaser, more than 10% of the units in the Premises are rendered uninhabitable, or reasonable access to more than two(2) Units is not available, then Purchaser shall have the right to cancel this Contract in accordance with ¶ 16.3 by Notice to Seller.

8.6 Purchaser’s Notice pursuant to ¶ 8.4 or ¶ 8.5 shall be given within 7 business day’s following the giving of the Loss Notice except that if Seller does not give a Loss Notice, Purchaser’s Notice may be given at any time at or prior to Closing

8.7 In the event of any destruction of the Unit, Purchaser shall not be entitled to an abatement of the Purchase Price (i) that exceeds the reasonably estimated cost of repair and restoration or (ii) for any loss that the Corporation is obliged to repair or restore; but Seller shall assign to Purchaser, without recourse, Seller’s claim, if any, against the Corporation with respect to such loss.

9 Closing Location

The Closing shall be held at the location designated by the Corporation or, if no such designation is made, at the office of Seller’s Attorney. See Rider

10 Closing

10.1 At Closing, Seller shall deliver or cause to be delivered:

          10.1.1 Seller’s certificate for the Shares duly endorsed for transfer to Purchaser or accompanied by a separate duly executed stock power to Purchaser, and in either case, with any guarantee of Seller’s signature required by the Corporation;

          10.1.2 Seller’s counterpart original of the Lease, all assignments and assumptions in the chain of title and a duly executed assignment thereof to Purchaser in the form required by the Corporation;

          10.1.3 FIRPTA documents required by ¶ 25;

          10.1.5 if requested, an assignment to Purchaser of Seller’s interest in the Personalty;

          10.1.6 any documents and payments to comply with ¶ 15.2

          10.1.7 If Seller is unable to deliver the documents required in ¶ 10.1.1 or 10.1.2 then Seller shall deliver of cause to be delivered all documents and payments required by the Corporation for the issuance of a new certificate for the Shares or a new Lease.

10.2 At Closing, Purchaser shall:

          10.2.1 pay the Balance in accordance with ¶ 2.2.2;

          10.2.2 execute and deliver to Seller and the Corporation an agreement assuming the Lease, in the form required by the Corporation; and

          10.2.3 if requested by the Corporation, execute and deliver counterparts of a new lease substantially the same as the Lease, for the balance of the Lease term, in which case the Lease shall be canceled and surrendered to the Corporation together with Seller’s assignment thereof to Purchaser.

10.3 At Closing, the Parties shall complete and execute all documents necessary:

          10.3.2 to comply with smoke detector requirements and any applicable transfer tax filings; and

          10.3.3 to transfer Seller’s interest, if any, in and to the Personalty

10.4 Purchaser shall not be obligated to close unless, at Closing, the Corporation delivers:

          10.4.1 to Purchaser a new certificate for the Shares in the name of Purchaser; and

          10.4.2 a written statement by an officer or authorized agent of the Corporation setting forth the amounts of and payment status of all sums owed by Seller to the Corporation, including Maintenance and any Assessments, and the dates to which each has been paid.

11 Closing Fees, Taxes and Apportionments

11.1 At or prior to Closing,

          11.1.1 Seller shall pay, if applicable:

                    11.1.1.1 the cost of stock transfer stamps; and

                    11.1.1.2 transfer taxes, except as set forth in ¶ 11.1.2.2

          11.1.2 Purchaser shall pay, if applicable:

                    11.1.2.1 any fee imposed by the Corporation relating to Purchaser’s financing; and

                    11.1.2.2 transfer taxes imposed by statute primarily on Purchaser (e.g., the “mansion tax”). See Rider

11.3 Any fee imposed by the Corporation and not specified in this Contract shall be paid by the Party upon whom such fee is expressly imposed by the Corporation, and if no Party is specified by the Corporation, then such fee shall be paid by Seller. See Rider

11.4 The Parties shall apportion as of 11:59 P.M. of the day preceding the Closing, the Maintenance, and any other periodic charges due the Corporation (other than Assessments) and STAR Tax Exemption (if the Unit is the beneficiary of same), based on the number of the days in the month of Closing.

11.6 Each Party shall timely pay any transfer taxes for which it is primarily liable pursuant to law by cashier’s, official bank, certified, or attorney’s escrow check. This ¶ 11.6 shall survive Closing.

11.7 Any computational errors or omissions shall be corrected within 6 months after Closing. This ¶ 11.7 shall survive Closing.

12 Broker

12.1 Each Party represents that such Party has not dealt with any person acting as a broker, whether licensed or unlicensed, in connection with this transaction other than the Broker(s) named in ¶ 1.5.

12.2 Seller shall pay the Broker’s commission pursuant to a separate agreement. The Broker(s) shall not be deemed to be a third-party beneficiary of this Contract.

12.3 This ¶ 12 shall survive Closing, cancellation or termination of this Contract.

13 Defaults, Remedies and Indemnities

13.1 In the event of a default or material misrepresentation by Purchaser, Seller’s sole and exclusive remedies shall be to cancel this Contract, retain the Contract Deposit as liquidated damages and, if applicable, Seller may enforce the indemnity ¶ 13.3 as to brokerage commission. Purchaser prefers to limit Purchaser’s exposure for actual damages to the amount of the Contract Deposit, which Purchaser agrees constitutes a fair and reasonable amount of compensation for Seller’s damages under the circumstances and is not a penalty. The principles of real property law shall apply to this liquidated damages provision.

13.2 In the event of a default or misrepresentation by Seller, Purchaser shall have such remedies as Purchaser is entitled to at law or in equity, including specific performance, because the Unit and possession thereof cannot be duplicated.

13.3 Subject to the provisions of ¶ 4.3, each Party indemnifies and holds harmless the other against and from any claim, judgment, loss, liability, cost or expense resulting from the indemnitor’s breach of any of its representations or covenants stated to survive Closing, cancellation or termination of this Contract. Purchaser indemnifies and holds harmless Seller against and from any claim, judgment, loss, liability, cost or expense resulting from the Lease obligations accruing from and after the Closing. Each indemnity includes, without limitation, reasonable attorneys’ fees and disbursements, court costs and litigation expenses arising from the defense of any claim and enforcement or collection of a judgment under this indemnity, provided the indemnitee is given Notice and opportunity to defend the claim. This ¶ 13.3 shall survive Closing, cancellation or termination of this Contract.

13.4 In the event any instrument for the payment of the Contract Deposit fails of collection, Seller shall have the right as its sole remedy to terminate this Contract, provided Seller gives Purchaser Notice of such failure of collection and, within 3 business days after Notice is given, Escrowee does not receive from Purchaser an unendorsed good certified check, bank check or immediately available funds in the amount of the uncollected funds.

14 Entire Agreement; Modification

14.1 All prior oral or written representations, understandings and agreements had between the Parties with respect to the subject matter of this Contract, and with the Escrowee as to ¶ 27, are merged in this Contract, which alone fully and completely expresses the Parties’ and Escrowee’s agreement.

14.2 The Attorneys may extend in writing any of the time limitations stated in this Contract. Any other provision of this Contract may be changed or waived only in writing signed by the Party or Escrowee to be charged.

15 Removal of Liens and Judgments

15.1 Purchaser shall deliver or cause to be delivered to Seller or Seller’s Attorney, not less than 10 calendar days prior to the Scheduled Closing Date a Lien and Judgment search, except that Liens or Judgments first disclosed in a continuation search shall be reported to Seller within 2 business days after receipt thereof, but not later than the Closing. Seller shall have the right to adjourn the Closing pursuant to ¶ 16 to remove any such Liens and Judgments, Failure by Purchaser to timely deliver such search or continuation search shall not constitute a waiver of Seller’s covenants in ¶ 4 as to Liens and Judgments. However, if the Closing is adjourned solely by reason of untimely delivery of the Lien and Judgment search, the apportionments under ¶ 11.3 shall be made as of 11:59 P.M. of the day preceding the Scheduled Closing Date in ¶ 1.15.

15.2 Seller, at Seller’s expense, shall obtain and deliver to the Purchaser the documents and payments necessary to secure the release, satisfaction, termination and discharge or removal of record of any Liens and Judgments. Seller may use any portion of the Purchase Price for such purposes.

15.3 This ¶ 15 shall survive Closing.

16 Seller’s Inability

16.1 If Seller shall be unable to transfer the items set forth in ¶ 2.1 in accordance with this Contract for any reason other than Seller’s failure to make a required payment or other willful act or omission, then Seller shall have the right to adjourn the Closing for periods not exceeding 30 calendar days in the aggregate,

16.2 If Seller does not elect to adjourn the Closing or (if adjourned) on the adjourned date of Closing seller is still unable to perform, then unless Purchaser elects to proceed with the Closing without abatement of the Purchase Price, either Party may cancel this Contract on Notice to the other Party given at any time thereafter.

16.3 In the event of such cancellation, the sole liability of Seller shall be to cause the Contract Deposit to be refunded to Purchaser and to reimburse Purchaser for the actual costs incurred for Purchase’s lien and title search, if any.

17 Notices and Contract Delivery

17.1 Any notice and demand (“Notice”) shall be in writing and delivered either by hand, overnight delivery or certified or registered mail, return receipt requested, to the Party and simultaneously, in like manner, to such Party’s Attorney, if any, and to Escrowee at their respective addresses or to such other address as shall hereafter be designated by Notice given pursuant to this ¶ 17.

17.2 The Contract may be delivered as provided in ¶ 17.1 or by ordinary mail.

17.3 The Contract or each Notice shall be deemed given and received:

          17.3.1 on the day delivered by hand;

          17.3.2 on the business day following the date sent by overnight delivery;

          17.3.3 on the 5th business day following the date sent by certified or registered mail; or

          17.3.4 as to the Contract only, 3 business days following the date of ordinary mailing.

17.4 A Notice to Escrowee shall be deemed given only upon actual receipt by Escrowee.

17.5 The Attorneys are authorized to give and receive any Notice on behalf of their respective clients.

17.6 Failure or refusal to accept a Notice shall not invalidate the Notice.

17.7 Notice pursuant to ¶¶ 2.2.2 and 13.4 may be delivered by confirmed facsimile to the Party’s Attorney and shall be deemed given when transmission is confirmed by sender’s facsimile machine.

19 Singular/Plural and Joint/Several

The use of the singular shall be deemed to include the plural and vice versa, whenever the context so requires. If more than one person constitutes Seller or Purchaser, their obligations as such Party shall be joint and several.

20 No Survival

No representation and/or covenant contained herein shall survive Closing except as expressly provided. Payment of the Balance shall constitute a discharge and release by Purchaser of all of Seller’s obligations hereunder except those expressly stated to survive Closing.

21 Inspections

Purchaser and Purchaser’s representatives shall have the right to inspect the Unit within 48 hours prior to Closing, and at other reasonable times upon reasonable request to Seller.

22 Governing Law and Venue

This Contract shall be governed by the laws of the State of New York without regard to principles of conflict of laws. Any action or proceeding arising out of this Contract shall be brought in the county or Federal district where the Unit is located and the Parties hereby consent to said venue.

23 No Assignment by Purchaser; Death of Purchaser

23.1 Purchaser my not assign this Contract or any of Purchaser’s rights hereunder. Any such purported assignment shall be null and void.

23.2 This Contract shall terminate upon the death of all persons comprising Purchaser and the Contract Deposit shall be refunded to the Purchaser. Upon making such refund and reimbursement, neither Party shall have any further liability or claim against the other hereunder, except as set forth in Par. 12.

24 Cooperation of Parties

24.1 The Parties shall each cooperate with the other and, the Corporation, and obtain, execute and deliver such documents as are reasonably necessary to consummate this sale.

24.2 The Parties shall timely file all required documents in connection with all governmental filings that are required by law. Each Party represents to the other that its statements in such filings shall be true and complete. This ¶ 24.2 shall survive Closing.

25 FIRPTA

The parties shall comply with IRC §§ 897, 1445 and the regulations thereunder as same may be amended (“FIRPTA”). If applicable, Seller shall execute and deliver to purchaser at Closing a Certification of Non-Foreign Status (“CNS”) or deliver a Withholding Certificate from the IRS. If Seller fails to deliver a CNS or a Withholding Certificate, Purchaser shall withhold from the Balance, and remit to the IRS, such sum as may be required by law. Seller hereby waives any right of action against Purchaser on account of such withholding and remittance. This ¶ 25 shall survive Closing.

26 Additional Requirements

26.1 Purchaser shall not be obligated to close unless all of the following requirements are satisfied at the time of the Closing:

          26.1.1 the Corporation is in good standing;

          26.1.2 the Corporation has fee or leasehold title to the Premises, whether or not marketable or insurable; and

          26.1.3 there is no pending in rem action, tax certificate/lien sale or foreclosure action of any underlying mortgage affecting the Premises.

26.2 If any requirement in ¶ 26.1 is not satisfied at the time of the Closing, Purchaser shall give Seller Notice and if the same is not satisfied within a reasonable period of time thereafter, then either Party may cancel this Contract (pursuant to ¶ 16.3) by Notice.

27 Escrow Terms

27.1 The Contract Deposit shall be deposited by Escrowee in an escrow account as set forth in ¶ 1.24 and the proceeds held and disbursed in accordance with the terms of this Contract. At Closing, the Contract Deposit shall be paid by Escrowee to Seller. If the Closing does not occur and either Party gives Notice to Escrowee demanding payment of the Contract Deposit, Escrowee shall give prompt Notice to the other Party of such demand. If Escrowee does not receive a Notice of objection to the proposed payment from such other party within 10 business days after the giving of Escrowee’s Notice, Escrowee is hereby authorized and directed to make such payment to the demanding party. If Escrowee does receive such a Notice of objection within said period, or if for any reason Escrowee in good faith elects not to make such payment, Escrowee may continue to hold the Contract Deposit until otherwise directed by a joint Notice by the Parties of a final, non-appealable judgement, order or decree of a court of competent jurisdiction. However, Escrowee shall have the right at any time to deposit Contract Deposit and the interest thereon, if any, with the clerk of a court in the county as set forth in ¶ 22 and shall give Notice of such deposit to each Party. Upon disposition of the Contract Deposit and interest thereon, if any in accordance with this ¶ 27, Escrowee shall be released and discharged of all escrow obligations and liabilities.

27.2 The Party whose Attorney is Escrowee shall be liable for loss of the Contract Deposit. If the Escrowee is Seller’s attorney, then Purchaser shall be credited with the amount of the contract Deposit at Closing.

27.3 Escrowee will serve without compensation. Escrowee is acting solely as a stakeholder at the Parties’ request and for their convenience. Escrowee shall not be liable to either Party for any act or omission unless it involves bad faith, willful disregard of this Contract or gross negligence. In the event of any dispute, Seller and Purchaser shall jointly and severally (with right of contribution) defend (by attorneys selected by Escrowee). Indemnify and hold harmless Escrowee from and against any claim, judgment, loss, liability cost and expenses incurred in connection with the performance of Escrowee’s acts or omissions not involving bad faith, willful disregard of this Contract or gross negligence. This indemnity includes, without limitation, reasonable attorneys’ fees either paid to retain attorneys or representing the fair value of legal services rendered by Escrowee to itself and disbursements, court costs and litigation expenses.

27.4 Escrowee acknowledges receipt of the Contract Deposit, by check subject to collection.

27.5 Escrowee agrees to the provisions of this¶ 27.

27.6 If Escrowee is the Attorney for a Party, Escrowee shall be permitted to represent such Party in any dispute or lawsuit.

27.7 This ¶ 27 shall survive Closing, cancellation or termination of this Contract.

28 Margin Headings

The margin heading do not constitute part of the text of this Contract.

29 Miscellaneous

This Contract shall not be binding unless and until Seller delivers a fully executed counterpart of this Contract to Purchaser (or Purchaser’s Attorney) pursuant to ¶ 17.2 and 17.3. This Contract shall bind and inure to the benefit of the Parties hereto and their respective heirs, personal and legal representatives and successors in interest.

30 Lead Paint

If applicable, the complete and fully executed Disclosure of Information on Lead Based Paint and or Lead-Based Paint Hazards is attached hereto and made a part hereof.

See rider attached hereto and made a part hereof.

In Witness Whereof, the Parties hereto have duly executed this Contract as of the date first above written.

ESCROW TERMS AGREED TO: Cuddy & Feder LLP		SELLER: Presidential Realty Corporation		PURCHASER: Latipac Corp.

ESCROWEE
By:	Kenneth F. Jurist	By:	Steven Baruch, Executive Vice President	VP

RIDER TO CONTRACT OF SALE

DATED: June 30, 2008

BETWEEN

PRESIDENTIAL REALTY CORPORATION (“Seller”)

and

LATIPAC CORP. (“Purchaser”)

          31.          Purchaser acknowledges that Seller has delivered to Purchaser a copy of the Offering Plan dated January 12, 1988 for the conversion of the Premises to cooperative ownership, including the first thirteen Amendments thereto (collectively, the “Offering Plan”).

          32.          Seller represents that the Shares sold hereunder are now, and will be at Closing, “Unsold Shares” as that term is defined in the Offering Plan and in the Lease. Seller shall specifically designate Purchaser as a holder of Unsold Shares.

          33.          Seller represents and covenants that the Units are occupied by bona fide tenants (the “Tenants”) pursuant to leases or statutory tenancies (the “Occupancy Leases”) as set forth on Exhibit B annexed hereto. Seller has not entered into any other agreements with respect to the occupancy of the Units. Purchaser agrees to purchase the Shares and Leases subject to the rights of the Tenants to continue to occupy the Units pursuant to the Leases and, in the case of those Units which are subject to local or New York State rent laws or regulations, subject to such laws and regulations. The rents currently payable by the Tenants are set forth on Exhibit B. To the best of Seller’s actual knowledge, such rents do not exceed the legal rents for such Units. To the extent that any rent set forth on Exhibit B shall be determined to exceed the legal rent for a Unit, Seller shall be responsible for any rent overcharges for periods prior to Closing and Purchaser shall be responsible for any rent overcharges for periods occurring subsequent to Closing. Subject to Section 4.3 of the printed form of the Contract and Section 46 of this Rider, the provisions of this Section 33 shall survive Closing.

          34.           Seller represents and covenants that the security deposits, if any, for each Tenant, under the Occupancy Leases are as set forth on Exhibit B annexed hereto. All such security deposits, less any deposits retained by Seller with respect to a Tenant who vacates a Unit, shall be turned over to Purchaser at Closing. Purchaser agrees to hold the same pursuant to law and indemnify and hold Seller harmless against all claims, costs or expenses arising from acts or occurrences regarding said security deposits after Closing. Said security so transferred shall include that portion of the accrued interest to which a Tenant is entitled under the applicable provisions of law pertaining to security deposits, not including the amount thereof which Seller is entitled to retain, as an administrative expense, in accordance with Section 7-103 of the General Obligations Law. Purchaser shall execute an agreement assuming all right, title and interest in and to the Occupancy Leases for the Units and an agreement indemnifying and holding Seller harmless from any and all claims, costs or expenses arising under said Occupancy

Leases after Closing. In addition, at Closing Seller shall deliver the Occupancy Leases to Purchaser. Seller shall hold Purchaser harmless, and indemnify Purchaser against, any claim by a Tenant after Closing for any amount of security not identified on Exhibit B and any and all claims, costs or expenses arising under said Occupancy Leases prior to Closing.

          35.          Purchaser acknowledges having entered into this Contract without relying upon any promises, statements, estimates, representations, warranties or other inducements, express or implied, oral or written, except as specifically set forth herein.

          36.          Except as specifically set forth in this Contract, the acceptance of the Shares and the assumption of the Leases by the Purchaser shall be deemed to be a full performance and discharge of every agreement and obligation on the part of the Seller to be performed pursuant to the provisions of this Contract.

          37.          (a)          Subject to the rights of the Tenants under the Occupancy Leases, Purchaser shall have a period commencing on the Delivery Date (as defined in Section 1.22 of this Contract) and ending on the fifteenth (15th) day thereafter (such period being referred to herein as the “Inspection Period”) to review and/or inspect (i) at Seller’s offices, Seller’s lease files with respect to the Units, (ii) at the offices of the Managing Agent, the records of the Corporation, and (iii) the physical condition of the Units and the Premises.

                         (b)          Prior to making any entry upon the Premises or the Units or authorizing Purchaser’s agent(s) to enter upon the same on behalf of Purchaser, in either case to conduct invasive testing (which invasive testing shall be subject to Seller’s approval, not to be unreasonably withheld), Purchaser shall deliver to Seller evidence of liability insurance insuring the Corporation and Purchaser against liability for personal injury, death, and property damage in an amount reasonably acceptable to the Managing Agent for injury to or death of any one person, and death of any number of persons in one occurrence, and for property damage. Purchaser shall protect, defend, indemnify, and hold harmless the Corporation and Seller from and against all actions, causes of action, losses, costs, damages, claims, and liabilities (whether arising out of injury or death to persons or damage to property or otherwise) of any nature whatsoever including, but not limited to, mechanic’s and materialmen’s liens and reasonable attorneys’ fees (whether or not an action is commenced), whether incurred before, during or after trial or upon any appellate level, or in arbitration, mediation or any administrative proceeding or proceeding in bankruptcy or insolvency, proximately arising out of or in connection with Purchaser’s Due Diligence or entry upon the Premises. The provisions and obligations arising under this Section 37 shall survive Closing or, if the purchase and sale is not consummated, any termination of this Contract.

                         (c)          Purchaser may, by giving Seller written notice at any time on or before the last day of the Inspection Period, TIME BEING OF THE ESSENCE, terminate this Contract pursuant to this Section 37 (the “Termination Notice”), for any reason or no reason, in Purchaser’s sole and absolute discretion. In the event that Purchaser delivers the Termination Notice to Seller on or before the last day of the Inspection Period, TIME BEING OF THE ESSENCE, then the Contract Deposit shall be refunded to Purchaser. If on or before the last day of the Inspection Period, Purchaser does not deliver the Termination Notice to Seller, TIME

BEING OF THE ESSENCE, then Purchaser shall be conclusively deemed to have waived any right to terminate this Contract under the provisions of this Section 37.

                         (d)          In the event that this Contract is terminated by Purchaser pursuant to this or any other provision of this Contract allowing Purchaser to do so, Purchaser shall return to Seller, upon such termination and at no cost to Seller, all documentation, data or information of any kind or nature whatsoever delivered by Seller or any agent or representative of Seller to Purchaser about or concerning the Premises or any part thereof. The provisions of this Section 37(d) shall survive any termination of this Contract.

          38.          In addition to the representations contained in paragraph 4 of the printed portion of this Contract, but subject to Section 4.3 of said printed portion and Section 46 of this Rider, Seller represents and covenants as follows:

                         (a)          Subject to Section 33 of this Rider, Seller has not received written notice of any claims by, or on behalf of, any of the Tenants for breach of their respective leases, or violations by Seller of applicable rent stabilization laws, including without limitation claims for rent overcharges.

                         (b)          Seller has not received written notice of any violations of record affecting the Units.

                         (c)          No summary proceedings are presently pending against any occupants of the Units, and rent is current (paid by the end of the calendar month for which it is due) on each of the Units except as set forth in Exhibit C.

                         (d)          Seller has no representation on the board of directors of the Corporation.

                         (e)          To its actual knowledge, all registration fees due from Seller under the Emergency Tenant Protection Act of 1974 or the Omnibus Housing Act of 1983 relating to the regulation of residential rents, each as amended, have been paid; all registrations with the DHCR required to have been made have been made and if any filings are required between the date hereof and the date of Closing, such filings shall also be made by Seller prior to Closing.

                         (f)          There are no cease and desist orders, fines or Attorney General investigations pending against the Sponsor, any holder of Unsold Shares, or the Seller in connection with the Offering Plan, and Seller shall forward to Purchaser all notices received from the Department of Law in connection with the Premises within five (5) business days of receipt thereof.

                         (g)          There are no remaining contributions to be made by Seller or any subsequent holder of Unsold Shares to the Corporation’s working capital or reserve fund, including, without limitation, any payments with respect to future sales by Sponsor or a holder of Unsold Shares.

                         (h)          As of the date hereof there are no senior citizen rent exemptions except with respect to Unit B315 (Woods); Seller has no knowledge of any pending application for any additional senior citizen rent exemptions and Seller shall notify Purchaser of any applications filed and applications granted subsequent to the date of this Contract. With respect to Unit B315, the annual amount of the exemption is generally paid by the City of New Rochelle in the month of September, covering the entire calendar year in which paid. In the case of the payment anticipated to be made in September 2008, said payment shall also include the exemption applicable for the months of November and December 2007. In addition, Purchaser acknowledges that one Unit is occupied by a Tenant holding a Section 8 voucher and 2 Units are occupied by tenants receiving subsidies under the New York State Department of Health’s Program entitled “Home and Community Based Services.”

                         (i)          For the past twelve (12) months there has been no organized rent strike or joint action by tenants’ groups to withhold rent from the Seller.

                         Notwithstanding anything in Section 4.3 of the printed portion of this Contract or this Section 38 to the contrary, only the representations set forth in paragraphs (b), (d), (e), (f), (g) and (i) above must be true and complete as of Closing.

          39.          In addition to the documents required in paragraph 10 of the printed portion of this Contract, Seller shall deliver to Purchaser a duly executed corporate resolution approving this transaction.

          40.          Notwithstanding paragraph 23 of the printed portion of this Contract, Purchaser may assign this Contract to an entity controlled by principals of Houlihan Parnes.

          41.          (a)          Immediately following the Closing, Purchaser shall file with the Department of Law an Amendment (the “Amendment”) to the Offering Plan (which Offering Plan is no longer effective). The Amendment shall provide that Purchaser shall become the new “Sponsor” under the Plan as well as the successor to Seller with respect to any Unsold Shares. Further, in accordance with 13 NYCRR 18.3(w), the Amendment shall provide that Purchaser, as successor Sponsor and the successor holder of the Unsold Shares, shall assume (with respect to the Unsold Shares) the obligations described in 13 NYCRR 18.3(w) imposed upon the Sponsor and/or a holder of Unsold Shares. In addition, immediately following the Closing Purchaser shall register as a broker-dealer pursuant to General Business Law Section 359-e (unless already registered as a principal of the Sponsor or otherwise). Both Purchaser and James Coleman, a principal of Purchaser (the “Responsible Individual”), jointly and severally agree to indemnify, defend and hold Seller and the current Sponsor under the Offering Plan harmless from any liability, cost, expense or damage attributable to the Unsold Shares accruing from the Closing through the date the Amendment is accepted by the Department of Law for filing and is deemed effective. The Responsible Individual has executed this Rider for the purpose of acknowledging his obligations under this Section 41.

                         (b)          Seller shall execute any documents, provide any information, and/or take any further actions reasonably necessary to enable Purchaser to prepare and file the Amendment. Seller further agrees to comply with any reasonable requests made by the New York State Department of Law with respect to the Amendment.

          42.          At Seller’s option, Purchaser shall pay the Balance, plus or minus Apportionments, by wire transfer to one or more accounts designated by Seller by Notice to Purchaser given by fax not less than one (1) business day prior to Closing.

          43.          The Units are subject to a fuel Assessment in the amount of $.058 per Share per month for the period 7/1/08 - 12/31/08, payable $2,294.36 per month for each of said six months. Said monthly fuel Assessment shall be adjusted as of 11:59 p.m. on the day preceding Closing, provided, however, Purchaser shall receive a credit against the Balance in an amount equal to one-half of the fuel Assessments which are Purchaser’s responsibility for the period commencing the day of Closing through the remainder of the 2008 calendar year. By way of illustration only, if Closing occurs on August 25, 2008, Purchaser shall reimburse Seller $444.07 for the remaining six days in August (equal to $2,294.36 x 6/31) and Purchaser shall receive a credit against the Balance in the amount of $4,810.76 (equal to .5 ($444.07 + ($2,294.36 x 4)) ).

          44.          (a)          Subject to paragraph (b) of this Section 44, with respect to any Unit which is currently vacant or becomes vacant prior to Closing (whether said Unit is regulated or unregulated), Seller shall not enter into a new written lease with respect thereto. Instead, Purchaser shall pay to Seller at Closing, an amount equal to per diem rent, based on the rent last payable with respect to the Unit when last occupied, (i) with respect to a Unit currently vacant, from the Delivery Date through the day preceding the Closing Date, and (ii) with respect to a Unit subsequently becoming vacant, from the date of vacancy through the day preceding the Closing. In the event Purchaser defaults under this Contract entitling Seller to retain the Contract Deposit, Seller shall also be entitled to recover from Purchaser the amounts that would have been payable at Closing pursuant to this Section 44(a), notwithstanding anything in Section 13 of this Contract to the contrary. This provision shall survive the termination of this Contract.

                         (b)          With respect to any Unit the Occupancy Lease for which shall expire between the Delivery Date and the Closing and the subject Tenant desires to remain in possession of the Unit, (i) if the Unit is regulated, Seller shall offer said Tenant a renewal lease in accordance with all requirements of law at the highest rents permitted under applicable law, and (ii) if the Unit is unregulated, Seller may permit said Tenant to remain in occupancy as a holdover month to month tenant only.

                         (c)          In addition to sums payable to Seller pursuant to paragraph (a) of this Section 44, the parties shall apportion rent with respect to any Unit which is subject to an Occupancy Lease as of Closing, as follows:

                                       (i) Purchaser shall receive a credit, on a per diem basis, for prepaid rent paid from and including the Closing Date through the day such rent has been paid.

                                       (ii) If the Closing occurs on or prior to the fifth (5th) day of any month, and the Tenant in question is current with respect to said Tenant’s rent except for the month in which Closing occurs, Purchaser shall pay to Seller at Closing an amount equal to the unpaid per diem rent for said month through the day preceding the Closing Date. If said Tenant thereafter fails to pay its rent for said month, Purchaser shall be entitled to a credit against sums payable to

Seller pursuant to clause (iii) below or, if there are no such sums payable, Seller shall reimburse Purchaser for the amount so paid by Seller, said reimbursement to occur within five (5) business day of the end of the month in question.

                                       (iii) In all other cases, all rents collected by Purchaser after Closing shall be deposited in Purchaser’s account and applied (w) first, to rents for the month in which the collection occurs (and prorated between Seller and Purchaser, with Purchaser paying Seller its share within five (5) business days after the end of the month in which collection occurs), (x) second, to delinquent rents due to Seller (up to one month of rent), (y) third, to delinquent rents due to Purchaser, and (z) fourth, to any delinquent rents due to Seller beyond the aforesaid one month period. With respect to any delinquent rents due Seller, Purchaser shall be required to use all due diligence and make all commercially reasonable efforts (including, without limitation, pursue litigation at Seller’s cost if requested by Seller), beginning no earlier than 30 days following the Closing Date, to collect the same after Closing in the usual course of operation of the Premises and such collections, less such costs of collection, shall be remitted to Seller promptly after receipt by Purchaser to the extent required hereunder. In the event Seller receives any rents from Tenants after Closing, Seller shall forthwith deliver said rents to Purchaser without deduction or offset, for application by Purchaser in accordance with the terms hereof.

                         (d)          Notwithstanding anything in this Section 44 to the contrary, on receipt by either party of a check from the City of New Rochelle covering the senior citizen rent exemption described in Section 38(h) of this Rider, the payee shall immediately deposit said check and pay to the other the portion of the check attributable to the others period of ownership of said Unit (prorated on a per diem basis). This paragraph (d) shall survive Closing.

                         (e)          In order to enable the parties to calculate the apportionment of rent in accordance with this Section 44, Seller shall provide to Purchaser, on the business day preceding the Closing Date, a schedule of rents collected and/or unpaid, as of said date, with respect to the Units. Said schedule shall also update Exhibit C relative to then pending summary proceedings.

          45.          Section 8.2 of the form part of the Contract is modified to read as follows:

8.2 Destruction shall be deemed “material” under GOL 5-1311 if three (3) or more of the Units are rendered uninhabitable or reasonable access thereto is not available.

          46.          Section 13.2 of the form part of the Contract is modified to provide that Purchaser’s remedies shall be limited to termination of the Contract and return of the Contract Deposit or specific performance except in the event of a willful, material misrepresentation or default by Seller.

          47.          Attached hereto as Exhibit D is a schedule which reflects additional maintenance charges payable by Seller to the Corporation, and additional rent payments received by Seller from the Tenants, with respect to window air conditioning units owned by the Tenants and installed in their respective Units. Said additional maintenance charges and additional rent shall be apportioned by the parties in the same manner as maintenance and rent otherwise applicable to the Units, respectively, are to be apportioned in accordance with this Contract.

          48.          Notwithstanding anything in Section 1.24 of the form part of the Contract, if a Closing occurs, Escrow Agent shall deliver to Purchaser at Closing a check covering interest earned on the Contract Deposit, provided that on the signing of the Contract Purchaser shall provide Escrow Agent with an executed form W-9 for Purchaser.

          49.          By not less than two (2) business days prior notice to Seller, and subject to the approval of the Corporation, the Closing shall take place at the offices of Purchaser’s lender providing financing in connection with Purchaser’s acquisition of the Shares, etc., or its attorneys, located in Westchester County, New York County, Queens County or Suffolk County. The foregoing shall not be deemed to make the Contract contingent on Purchaser obtaining any such financing.

          50.          Other than the fee described in Section 11.1.2.1 of the Contract, if either (a) at any time hereafter and prior to Closing a new statute becomes effective which would impose a transfer tax on Purchaser with respect to the sale contemplated by the Contract (i.e. the Contract is not “grandfathered”), or (b) a fee is imposed by the Corporation upon Purchaser with respect to such sale, Purchaser, on not less than five (5) business days notice to Seller, may elect to cancel the Contract and receive the return of the Contract Deposit, provided that by return notice given to Purchaser prior to the expiration of said five (5) business day period, Seller may elect to pay such taxes or fees, in which case Purchaser’s notice shall be deemed null and void.

          51.          Sections 1.11 and 7.1 of the printed form of Contract are modified by providing that the appliances shall be in working order at the Closing, as well as, to the extent such is the responsibility of the Seller (as opposed to, for example, the Corporation, any of the Tenants, or any utility provider), all plumbing, electrical, heating, ventilating and other utilities and systems servicing the Units.

          52.          Section 4.1.2 of the printed form of Contract is modified by providing immediately before the semi-colon: “and the Shares are all the Shares allocated to each of the Units.”

          53.          The following language is added at the end of Section 10.1.6 of the printed form of Contract: “and the smoke detector affidavit required by law.”

          54.          Section 11.6 of the printed form of Contract is modified by deleting the word “timely pay” from the first line and replacing it with the words “at Closing, execute form TP-584 and mail to the New York State Department of Taxation and Finance,”

          55.          The following additional conditions are added to Section 26.1 of the printed form of Contract:

                         26.1.4 There are no city, state or federal tax liens against the Premises in excess of $20,000.00 (other than real property taxes payable in the ordinary course of business).

                         26.1.5 Except for the Underlying Mortgage, there are no other liens or judgments against the Premises that exceed $50,000.00, except to the extent such may apply to individual units (other than those which are the subject of the Contract) and are not the responsibility of the Corporation or Seller.

          56.          Section 10 of the Contract is modified by providing the following additional documents to be provided by Seller at Closing:

                         (i)           Separate Share Certificates for each of the Units; and

                         (ii)          All files pertaining to the Units and Occupancy Agreements, including, but not limited to: documents reflecting the registration of the Units with the DHCR, if required; a letter executed by the Seller and by the Sponsor of the Offering Plan designating Purchaser as the holder of the Unsold Shares; and all painting records available to Seller with respect to the Units.

          57.          The following additional provisions are added:

                         (a)          Seller shall not make any new offer to Tenants to purchase their Units or otherwise bind or obligate Purchaser to sell Units.

                         (b)          Seller shall not file an Amendment to the “lapsed” Offering Plan.

                         (c)          Seller acknowledges that Purchaser may acquire the Units as part of an IRC Section 1031 tax deferred exchange for Purchaser’s benefit. Seller agrees to assist and cooperate in such exchange for the benefit of Purchaser, provided Seller shall incur no liability, cost or expense and will execute any and all documents subject to the reasonable approval of its counsel in connection with such exchange.

                         (d)          Each party agrees at any time or from time to time after Closing to execute, acknowledge as appropriate and/or deliver such further instruments and other documents (and to bear its own costs and expenses incidental thereto, limited to legal fees in reviewing the same) and to take such other actions as the other may reasonably request in order to carry out the intent and purpose of this Agreement; provided, however, that except as provided above neither shall be obligated to incur any expense and/or to incur any obligations in addition to those set forth in the Contract and/or the respective closing documents.

          58.          In the event of any inconsistency between the provisions of this Rider and the provisions contained in the form part of the Contract to which this Rider is annexed, the provisions of this Rider shall govern.

SELLER:

PRESIDENTIAL REALTY CORPORATION

By:

Steven Baruch‚ Executive Vice President

PURCHASER:

LATIPAC CORP.

By:

VP

RESPONSIBLE INDIVIDUAL:

James Coleman

PRES. TOWNEHOUSE	Exhibit A
MONTHLY MAINTENANCE

MONTH:	JUNE, 2008

B108	885	$619.47			$619.47
A109	825	$577.48			$577.48
B112	830	$580.97			$580.97
A114	830	$580.97			$580.97
A115	885	$619.47			$619.47
B202	834	$583.77			$583.77
B212	834	$583.77			$583.77
A214	834	$583.77			$583.77
B214	834	$583.77			$583.77
A215	889	$622.27			$622.27
B215	889	$622.27			$622.27
A302	837	$585.87			$585.87
B305	832	$582.37			$582.37
A309	832	$582.37			$582.37
A311	1227	$858.87			$858.87
B312	837	$585.87			$585.87
B315	892	$624.36			$624.36
B402	855	$598.47	$55.00		$653.47
B409	845	$591.49			$591.49
A412	840	$587.98			$587.98
B414	855	$598.47			$598.47
A415	895	$626.49			$626.49
A501	843	$590.08			$590.08
B501	858	$600.57	$55.00		$655.57
A502	843	$589.96			$589.96
B502	858	$600.57			$600.57
A503	1233	$863.05			$863.05
B504	1233	$863.05			$863.05
A507	1233	$863.05			$863.05
B508	898	$628.56	$35.00		$663.56
A509	838	$586.57			$586.57
B511	1233	$863.05	$55.00		$918.05
B514	858	$600.57			$600.57
A601	846	$592.18			$592.18
A603	1236	$865.16	$55.00		$920.16
A604	1236	$865.16			$865.16
A606	1486	$1,040.16	$55.00		$1,095.16
A609	841	$588.68			$588.68
B609	851	$595.68			$595.68
A611	1256	$879.17			$879.17
B612	861	$602.66			$602.66
A615	901	$630.68			$630.68

TOTALS	39,558	$27,689.20	$310.00	$—	$27,999.20

Presidential Townehouse
60-70 Locust Avenue	EXHIBIT B
New Rochelle, NY

RENT ROLL	AS OF 6/17/08

UNIT NUMBER	LEASE EFFECTIVE DATE	LEASE EXPIRATION DATE	MONTHLY RENT	PARKING	AIR CONDITIONING		Security Deposits

B108	11/01/07	10/31/08	1,170.00		72.50	6/1-9/30/08	1,170.00
A109	05/01/08	04/30/09	1,200.00		72.50	6/1-9/30/08	1,175.00
B112	VACANT		1,175.00
A114	10/01/07	09/30/08	1,225.00		36.25	6/1-9/30/08	1,200.00
A115	05/01/08	04/30/09	1,200.00		36.25	6/1-9/30/08	1,200.00
B202	10/01/06	09/30/08	603.47				603.47
B212	03/01/07	02/28/09	588.34				588.34
A214	12/01/07	11/30/08	1,225.00				1,225.00
B214	08/01/07	07/31/08	1,225.00				1,225.00
A215	06/01/08	05/31/09	1,225.00		72.50	6/1-9/30/08	1.225.00
B215	11/01/07	10/31/08	1,225.00		72.50	6/1-9/30/08	1,225.00
A302	10/01/07	09/30/08	1,175.00		36.25	6/1-9/30/08	1,150.00
B305	07/01/07	06/30/08	1,200.00		72.50	6/1-9/30/08	1,200.00
A309	11/01/07	10/31/08	1,225.00		72.50	6/1-9/30/08	1,200.00
A311	10/01/06	09/30/08	712.83		16.00	Jan-Dec	712.83
B312	06/01/08	05/31/09	1,225.00		36.25	6/1-9/30/08	1,225.00
B315	11/01/07	10/31/09	707.06				683.15
B402 (1)	02/01/07	01/31/09	704.10	66.98	26.33	Jan-Dec	704.10
B409	04/01/08	03/31/09	1,220.00		36.25	6/1-9/30/08	1,220.00
A412	10/01/07	09/30/08	1,200.00				1,200.00
B414	10/01/07	09/30/08	1,225.00				1,225.00
A415	05/01/07	04/30/08	1,200.00		36.25	6/1-9/30/08	1,150.00
A501	06/01/08	05/31/09	1,225.00		36.25	6/1-9/30/08	1,225.00
B501	09/01/07	08/31/09	840.49	57.05	16.00	Jan-Dec	840.49
A502	06/01/08	05/31/09	1,225.00		36.25	6/1-9/30/08	1,225.00
B502	04/01/08	03/31/09	1,240.00		72.50	6/1-9/30/08	1,240.00
A503	06/01/08	05/31/09	1,600.00		36.25	6/1-9/30/08	1,600.00
B504	04/01/08	03/31/09	1,575.00		72.50	6/1-9/30/08	1,575.00
A507	02/01/08	01/31/09	1,595.00		36.25	6/1-9/30/08	1,595.00
B508	11/01/06	10/31/08	624.04	42.42	5.00	Jan-Dec	624.04
A509	10/01/07	09/30/09	578.72		72.50	6/1-9/30/08	578.72
B511	10/01/06	09/30/08	759.40	50.42	32.00	Jan-Dec	759.40
B514	05/01/08	04/30/09	1,225.00				1,225.00
A601	10/01/07	07/31/08	1,225.00				1,225.00
A603	10/01/07	09/30/08	798.80	63.13	19.00	Jan-Dec	798.80
604A	12/01/07	11/30/08	1,550.00		72.50	6/1-9/30/08	1,100.00
A606	04/01/07	03/31/09	925.34	58.64	16.00	Jan-Dec	925.34
A609	10/01/07	09/30/08	667.84				357.30
B609	05/01/07	04/30/09	580.50		10.00	Jan-Dec	580.50
A611	03/01/08	02/28/09	1,550.00				1,550.00
B612	11/01/07	10/31/08	1,225.00		72.50	6/1-9/30/08	1,200.00
A615	10/01/07	09/30/08	1.225.00				1,225.00

			46,090.93	338.64	1,300.33		43,956.48

(1) B402TO BE VACANT AS OF 7/1/08

EXHIBIT C
TO
CONTRACT OF SALE
BETWEEN
PRESIDENTIAL REALTY CORPORATION
AND
LATIPAC CORP.

As of June 24, 2008, rent with respect to Unit 312B is outstanding for the month of May, 2008.

Exhibit D

6/17/2008
	PRESIDENTIAL TOWNEHOUSE (Air Condition 2008)

UNIT#	OCCUPANT NAME	# AIR COND.	Paid June-Sept.	Paid Jan-Dec.	Income

109A	Goodman, Roslyn & Kenneth	2	$72.50
114A	Henderson, Walter	1	$36.25
115A	Smith, Jonasis	1	$36.25
214A	Brunner, Robert
215A	Cumberbatch, Barbara	2	$72.50
302A	Davies, Munah	1	$36.25
309A	Pizadka, Anastasia	2	$72.50
311A	Schetterer, June	2		$16.00
412A	Galeazzi, Claire
415A	Tavares, Daisy	1	$36.25
501A	Mubarak, Mohamed	1	$36.25
502A	Melgar, Donna & Darwin	1	$36.25
503A	Cantor, Pilar	1	$36.25
507A	Brown, Lametrius	1	$36.25
509A	Bietighofer, Sheila	2	$72.50
601A	Wynn-Langston, Lakisha
603A	Fahey, Dorothy	2		$19.00
604A	Reyes, Katherine	2	$72.50
608A	Angello, Valerie	2		$16.00
609A	Canderelli, Helen
611A	Sierra Zalazer, Jonathan
615A	Grelner, Jeremy

108B	Valencia, Imelda	2	$72.50
112B	VACANT
202B	Cubbon, Marion
212B	Sexton, Mary
214B	Henry, Deborah
215B	Verostick, Alan	2	$72.50
305B	Platt, Joseph	2	$72.50
312B	DaCosta, Dlane	1	$36.25
315B	Woods, Charles
402B	Applebaum, Harold	3		$26.33
409B	Sanchez, Judith	1	$36.25
414B	Leandre, Brunette & Harry
501B	Fanelli, Frank	2		$16.00
502B	Roddy, Margaret	2	$72.50
504B	Collins, Theressa	2	$72.50
508B	Lubin, Michael	1		$5.00
511B	Jermon, J. & Trinkleback, L.	2		$32.00
514B	Frank & Kelly Sico
609B	Reusch, Andree	2		$10.00
612B	Kesten Evan	2	$72.50

		48	$1,160.00	$140.33	$1,300.33

6/17/2008
	PRESIDENTIAL TOWNEHOUSE (Air Condition 2008)

UNIT #	OCCUPANT NAME	# AIR COND.	Expense (Per Archer list)

109A	Goodman, Roslyn & Kenneth	2	$72.50
114A	Henderson, Walter	1	$36.25
115A	Smith, Jonasis	1	$36.25
214A	Brunner, Robert
215A	Cumberbatch, Barbara	2	$72.50
302A	Davies, Munah	1	$36.25
309A	Przadka, Anastasia	2	$72.50
311A	Schetterer, June	2	$72.50
412A	Galeazzi, Claire
415A	Tavares, Daisy	1	$36.25
501A	Mubarak, Mohamed	1	$36.25
502A	Melgar, Donna & Darwin	1	$36.25
503A	Cantor, Pilar
507A	Brown, Lametrius	1	$36.25
509A	Bletighofer, Sheila	2	$72.50
601A	Wynn-Langston, Lakisha
603A	Fahey, Dorothy	2	$72.50
604A	Reyes, Katherine
606A	Angello, Valerie	2	$72.50
609A	Canderelli, Helen
611A	Sierra Zalazar, Jonathan	1	$36.25
615A	Greiner, Jeremy	1	$36.25

108B	Valencia, Imelda	2	$72.50
112B	VACANT	2	$72.50
202B	Cubbon, Marion
212B	Sexton, Mary
214B	Henry, Deborah
215B	Verostick, Alan	2	$72.50
305B	Platt, Joseph	2	$72.50
312B	DaCosta, Diane	1	$36.25
315B	Woods, Charles
402B	Applebaum, Harold	3	$108.75
409B	Sanchez, Judith	1	$36.25
414B	Leandre, Brunette & Harry	2	$72.50
501B	Fanelli, Fmak	2	$72.50
502B	Roddy, Margaret	2	$72.50
504B	Collins, Theressa	2	$72.50
508B	Lubin, Michael	1	$36.25
511B	Jermon, J. & Trinkleback, L.	2	$72.50
514B	Frank & Kelly Sico	1	$36.25
609B	Reusch, Andree	2	$72.50
612B	Kesten Evan	2	$72.50

		52	$1,885.00

DISCLOSURE OF INFORMATION AND ACKNOWLEDGEMENT
LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS

Lead Warning Statement

Every Buyer of any interest in residential real property on which a residential dwelling was built prior to 1978 is notified that such property may present exposure to lead from lead-based paint that may place young children at risk of developing lead poisoning. Lead poisoning in young children may produce permanent neurological damage, including learning disabilities, reduced intelligence quotient, behavioral problems, and impaired memory. Lead poisoning also poses a particular risk to pregnant women. The Seller of any interest in residential real property is required to provide the Buyer with any information on lead-based paint hazards from risk assessments or inspections in the Seller’s possession and notify the Buyer of any known lead-based paint hazards. A risk assessment or inspection for possible lead-based paint hazards is recommended prior to purchase.

Seller’s Disclosure (initial each)

(a)	Presence of lead-based paint and/or lead-based paint hazards (check one below):

	☐	Known lead-based paint and/or lead-based paint hazards arc present in the housing (explain):

	☒	Seller has no knowledge of lead-based paint and/or lead-based paint hazards in the housing.

(b)	Records and Reports available to the Seller (check one below):

	☐	Seller has provided the Buyer with all available records and reports pertaining to lead-based paint and/or lead-based hazards in the housing (list documents below):

	☒	Seller has no reports or records pertaining to lead-based paint and/or lead-based paint hazards in the housing.

Buyer’s Acknowledgement (initial each)

(c)	Buyer has received copies of all information listed above.

(d)	Buyer has received the pamphlet Protect Your Family from Lead in Your Home.

(e)	Buyer has (check one below):

	☐	Received a 10-day opportunity (or mutually agreed upon period) to conduct a risk assessment or inspection for the presence of lead-based paint and /or lead-based paint hazards; or

	☒	Waived the opportunity to conduct a risk assessment or inspection for the presence of lead-based paint or lead-based paint hazards.

Agent’s Acknowledgement (initial)

(f)	Agent has informed the Seller of the Seller’s obligations under 42 U.S.C. 4852(d) and is aware of his/her responsibility to ensure compliance.

Certification of Accuracy

The following parties have reviewed the information above and certify, to the best of their knowledge, that the information provided by the signatory is true and accurate.

Presidential Realty Corporation

Seller	By:		Date 6/30/08	Seller	Date

Buyer	By:		Date 6/30/08	Buyer	Date

VP

Stillman Management

Agent	By:		Date 6/30/08	Agent	Date

Michael Mishkin

ASSIGNMENT OF CONTRACT

          Latipac Corp., a New York corporation (the “Assignor”), hereby assigns unto 60-70 Locust LLC, a New York limited liability company (the “Assignee”), that certain contract of sale dated June 30, 2008, entered into between Presidential Realty Corporation, as seller, and Latipac Corp., as purchaser, relating to the sale and purchase of following shares of stock and proprietary leases appurtenant thereto;

Units B108, A109, B112, A114, AI15, B202, B212, A214, B214, A215, B215, A302, B305, A309, A311, B312, B315, B402, B409, A412, B414, A415, A501, B501, A502, B502, A503, B504, A507, B508, A509, B511, B514, A601, A603, A604, A606, A609, B609, A611, B612, A615

at the premises known as 60-70 Locust Avenue, New Rochelle, New York, together with the payment paid on account of the purchase price thereof, together with all claims and demands of every nature that it may now or hereafter have or be entitled to on account of said contract, representations therein and negotiations leading thereto. This Assignment is being made for no consideration.

Dated:	As of September 25, 2008
New York, New York

Latipac Corp.

By:

	Name:	James Coleman
	Title:	VP

ACCEPTED AND AGREED:

60-70 Locust LLC

By:

	Name:	James Coleman
	Title:	Manager